Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions “Experts,”  “Summary Consolidated Financial and Operating Data,” and “Selected Consolidated Financial Data” and to the use of our report dated April 9, 2010, except for Note 22 as to which the date is January 28, 2011, in Amendment No. 12 to the Registration Statement (Form S-1 No. 333-167370) and related Preliminary Prospectus of Tornier N.V. (formerly known as Tornier B.V.) for the registration of its ordinary shares.

/s/ Ernst & Young LLP
Minneapolis, MN

February 2, 2011